Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              EXPRESS SCRIPTS, INC.


     1. The name of the corporation (the "Corporation") is Express Scripts, Inc.

     2. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     3. The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover (Kent County), Delaware 19901. The Prentice-Hall Corporation System, Inc. is the Corporation's registered agent at that address.

     4. The total number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which (I) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 30,000,000 shares are common stock, consisting of 20,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 10,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock").

     4.1 Except as provided in this Article Four, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably, and be identical in all respect as to all matters. The holders of Class A Common Stock and Class B Common Stock shall have the following rights and preferences, subject to the rights and preferences of holders of Preferred Stock, as determined by the Board of Directors pursuant to paragraph 4.3 of this Article Four.

     4.1.1 Dividends.

     Subject to the rights of the holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no dividend may be declared and paid to holders of either class of common stock unless at the same time the Board of Directors shall also declare and pay to the holders of the other class of common stock a per share dividend equal in amount to and, subject to the next sentence, in the same form. Common stock dividends declared on Class A Common Stock shall be payable in Class A Common Stock; common stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

     4.1.2 Voting.

     4.1.2.1 On all matters upon which stockholders are entitled or permitted to vote, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his name on the transfer books of the Corporation.

     4.1.2.2 Except as provided in paragraph 4.1.2.3 and as may otherwise be required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class.

     4.1.2.3 The favorable vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and the favorable vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, shall be required to amend Section 32(b) of the By-laws of the Corporation.

     4.1.3 Conversion.

     Each share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and nonassessable share of Class A Common Stock and shall be so converted upon any transfer of such share to any person or entity other than New York Life Insurance Company or an affiliate thereof.

     4.1.4 Subdivisions and Combinations of Shares.

     If the Corporation in any manner subdivides or combines the outstanding shares of one class of common stock at a time when any shares of the other class are outstanding, the outstanding shares of the other class of common stock will be likewise subdivided or combined.

     4.1.5 Liquidation or Dissolution.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata, on a share-for-share basis, without distinction as to class, distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

     4.2 Preferred Stock.

     4.2.1 The Board of Directors is hereby authorized to issue the Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the powers, preferences, and rights, and the qualifications, limitations, or restrictions of the Preferred Stock.

     4.2.2 The authority of the Board of Directors shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights (except that voting rights, if any, of the holders of Preferred Stock in respect of the election of directors shall be limited to voting with the holders of common stock, as a single class, with no more than one vote per share of Preferred Stock), rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock , and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     5. The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

     6. The election of the Board of Directors need not be by written ballot.

     7. The  Corporation  shall  indemnify  to the fullest  extent  permitted by
Section 145 of the General Corporation Law of the State of Delaware as amended from time to time each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

     8. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article Eight, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Eight, shall eliminate or reduce the effect of this Article Eight in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eight, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     9. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that the holders of Preferred Stock may act by written consent to the extent provided in a resolution or resolutions of the Board of Directors authorizing the issuance of a particular series of Preferred Stock pursuant to Article Four of this Certificate of Incorporation.

     10. The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

     11. The name and mailing address of the incorporator is as follows:

             Name                           Mailing Address

             Tonia David                    c/o Kaye, Scholer, Fierman, Hays &
                                                     Handler
                                            425 Park Avenue
                                            New York, New York 10022

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EXPRESS SCRIPTS, INC.


     Express Scripts, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of the Corporation at a meeting duly held adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that the Board of Directors hereby proposes and declares it advisable that the first paragraph of Article Four of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     4. The total number of shares of stock which the Corporation has authority to issue is 57,000,000 shares of which (I) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 52,000,000 shares are common stock, consisting of 30,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 22,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock").

     SECOND: That thereafter at a meeting of stockholders duly called and held, a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock of the Corporation entitled to vote thereon voting together as a single class, and a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon voting as separate classes, were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FOURTH: This Certificate of Amendment shall become effective at the close of business on June 9, 19994.

     IN WITNESS WHEREOF, Express Scripts, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Barrett A. Toan, its President, and attested by Bernard N. Del Bello, its Secretary, this 25th day of May, 1994.

                                       Express Scripts, Inc.

                                       By: /s/ Barrett A. Toan
                                                Barrett A. Toan, President
ATTEST:
[Corporate Seal]

/s/ Bernard N. Del Bello

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EXPRESS SCRIPTS, INC.

     Express Scripts, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of the Corporation at a meeting duly called and held adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation, as follows:

     RESOLVED, that the Board of Directors hereby proposes and declares it advisable that the first paragraph of Article Four of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     4. The total number of shares of stock which the Corporation has authority to issue is 102,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 97,000,000 shares are common stock, consisting of 75,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 22,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock").

     SECOND: That thereafter at a meeting of stockholders duly called and held, a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock of the Corporation entitled to vote thereon voting together as a single class, and a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon voting as separate classes, were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Express Scripts, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Barrett A. Toan, its President and Chief Executive Officer, and attested by Thomas M. Boudreau, its Secretary, this 3rd day of June, 1998.

                                  Express Scripts, Inc.


                                  By:/s/ Barrett A. Toan
                                     Barrett A. Toan, President and
                                     Chief Executive Officer

ATTEST:

[Corporate Seal]


/s/ Thomas M. Boudrerau
Thomas M. Boudreau, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EXPRESS SCRIPTS, INC.

     Express Scripts, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY

     FIRST: That the Board of Directors of the Corporation at a meeting duly called and held adopted resolutions proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation, as follows:

     RESOLVED, that the Board of Directors hereby proposes and declares it advisable that the first paragraph of Article Four of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

     4. The total number of shares of stock which the Corporation has authority to issue is 186,000,000 shares, of which (i) 5,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and (ii) 181,000,000 shares are common stock, consisting of 150,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and 31,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock").

     SECOND: That thereafter at a meeting of stockholders duly called and held, a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock of the Corporation entitled to vote thereon voting together as a single class, and a majority of the votes of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon voting as separate classes, were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Express Scripts, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Barrett A. Toan, its President and Chief Executive Officer, and attested by Thomas M. Boudreau, its Secretary, this 26th day of May, 1999.

                                       Express Scripts, Inc.


                                       By:  /s/ Barrett A. Toan
                                          Barrett A. Toan, President and
                                          Chief Executive Officer

ATTEST:

[Corporate Seal]


/s/ Thomas M. Boudreau
Thomas M. Boudreau, Secretary